AMENDMENT TO LOAN AGREEMENT

This Amendment to Loan Agreement (“Amendment”) is made this 22nd day of July, 2019 by and between American Church Mortgage Company, a Minnesota corporation (“Borrower) and ALERUS FINANCIAL, N.A., a national banking association (“Lender”). Lender and Borrower are individually referred to herein as a “party” and collectively as the “parties”.

This Amendment modifies that certain Loan Agreement dated April 4, 2018 (the “Loan Agreement”). Except as modified herein, the terms and conditions of the Loan Agreement shall remain in full force and effect as to the Revolving Loan and matters referred to therein.

WITNESSETH:

WHEREAS, Borrower has requested that Lender extend and renew the maturity date of the Revolving Loan and Note until July 22, 2020.

WHEREAS, Borrower and Lender seek to modify the Loan Agreement to add a Cash Flow covenant and make additional modifications.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties agree as follows:

I.	All of the terms and conditions of the Loan Agreement are incorporated herein by reference. Defined Terms shall have the meanings ascribed to them in the Loan Agreement.

II.	Section 1 of the Loan Agreement is hereby amended as follows:

The Credit Accommodation made by the Bank to Borrower, as evidenced by the Note (as hereinafter defined), is (a) hereby extended to July 22, 2020, and (b) shall not at any time outstanding, exceed Four Million Dollars ($4,000,000.00).

III.	Section 2 of the Loan Agreement is hereby deleted and amended as follows:

The Note. The Borrower’s obligation to repay the Revolving Loan made by the Bank as set forth herein will be evidenced by a renewal promissory note of even date herewith made by the Borrower in favor of the Bank, in the original principal amount of up to Four Million Dollars ($4,000,000.00) (“Note”). The Note must be properly executed by the Borrower and be in a form substantially acceptable to the Bank.

IV.	Section 3 of the Loan Agreement is hereby amended to add the following:

Notwithstanding anything to the contrary, the rate of interest payable pursuant to the Note and Revolving Loan shall in no event at any time be less than four and seventy-five hundredths percent (4.75%) per annum.

V.	Section 4.b. of the Loan Agreement is hereby amended to substitute one hundred twenty (120) days of date of filing of income tax returns in place of and in substitution for thirty (30) days of date of filing.

VI.	The Loan Agreement is hereby amended to add the following as Section 4.i.:

i.	Cash Flow. At all times that any part of the Revolving Loan remains unpaid, outstanding or available for advance, Borrower shall maintain Cash Flow as defined below:

Funds from Operations minus Distributions and Dividends.

Distributions and Dividends shall not exceed Funds from Operations. Cash Flow shall be measured on an annual basis. If Cash Flow is less than zero, or if Distributions and Dividends exceed Funds from Operations, Borrower shall rectify and cure such shortfall during the next fiscal quarter. If Borrower fails to rectify or cure such shortfall, the same shall constitute an event of default pursuant to the Loan Agreement and Note.

VII.	All references in the Loan Agreement to “Revolving Loan” shall include the Revolving Loan, as amended. All references in the Loan Agreement to “Note” shall include the Note (i.e. the renewal note).

VIII.	Borrower agrees and acknowledges that Borrower’s Security Agreement is hereby amended to secure and include all of the obligations of Borrower to the Bank pursuant to the Note.

IX.	Except as expressly amended above, the continuing effect of all recitals, terms, conditions, and covenants of the Loan Agreement remain valid and enforceable. By this ratification, Borrower and the Bank agree that the Loan Agreement, as amended, shall continue from the date set forth above and thereafter until all remaining indebtedness has been paid in full.

IN WITNESS WHEREOF, the undersigned have executed this Amendment to Loan Agreement as of the day and year first written above.

BORROWER:

American Church Mortgage Company, a Minnesota corporation

/s/ Philip J. Myers

By: Philip J. Myers

Its: President

LENDER:

ALERUS FINANCIAL, N.A., a national banking association

/s/ Dean L. Friesen

By: Dean L. Friesen

Its: Market President – West Metro